SECURITIES PLEDGE AGREEMENT

This Securities Pledge Agreement dated as of September 3, 1998, is among Contran Corporation, a Delaware corporation ("Contran"), National City Lines, Inc., a Delaware corporation ("NCL"), and U.S. Bank National Association ("U.S. Bank"), as agent for certain banks and financial institutions (the "Bank Group"), and is executed pursuant to a loan agreement of even date (the "Loan Agreement").

                                    Recitals

                  A. The Bank Group is providing loans and extensions of credit ("Advances") to Contran under the Loan Agreement. All capitalized words that are not specifically defined in this Securities Pledge Agreement are defined in the Loan Agreement.

                  B. One of the conditions precedent to the members of the Bank Group making any Advances to Contran is that the Contran Companies execute this Securities Pledge Agreement and perfect the security interest of the Bank Group created by this Securities Pledge Agreement by delivering to the Agent the certificates representing the Pledged Securities (as defined below) and stock powers executed in blank.

                  NOW, THEREFORE, for value, it is agreed that:

1. Pledge. The Contran Companies hereby pledge, assign, transfer, and grant a security interest to the Agent for the Bank Group in and to all of the following investment securities (including any certificates, voting rights, owner prerogatives, dividends, redemptions, and other cash and non-cash distributions, and other entitlements related thereto):

                  6,000,000 shares of Valhi, Inc., a Delaware corporation,

         all profits, products and other proceeds thereof (the "Pledged Securities"), to secure performance of the Obligations. Without limiting the generality of the foregoing, the Loan Agreement requires the pledge of additional investment securities in certain circumstances. When pledged, such additional investment securities will immediately become part of the Pledged Securities and, therefore, be subject to the terms and conditions of this Securities Pledge Agreement.

2. Representations and Warranties. The Contran Companies represent and warrant to the Bank Group that:

         a) NCL is and will continue to be the sole legal and beneficial owner and holder of the Pledged Securities;

         b) Neither the execution nor the performance of this Securities Pledge Agreement violates any statutory law, regulation, rule or order applicable to any Contran Company or any agreement, instrument, or indenture to which any Contran Company is a party or by which such person's property is bound; and

         c) The Pledged Securities are not subject to any security interest, lien, or adverse claim other than the security interest granted in this Securities Pledge Agreement.

3. Perfection. The Contran Companies will promptly deliver the certificates representing the Pledged Securities to the Agent and will promptly issue any additional documents, such as stock powers, and to take any additional action, such as notification to intermediaries, that the Agent reasonably believes are necessary or appropriate to perfect the security interest created by this Securities Pledge Agreement.

4. Voting; Cash Proceeds. The Contran Companies will have the right before an Event of Default to:

         a)       Exercise   all  voting   rights   attendant   to  the  Pledged
                  Securities; and

         b) Receive and use all distributions (which includes any and all dividends) made on account of the Pledged Securities without accounting to the Bank Group for such distributions. Notwithstanding the foregoing, no Contran Company will, as the owner of the Pledged Securities, vote for or consent to any merger, share exchange, transfer (sale, lease, exchange, mortgage, pledge, dedication or other disposition) of assets outside of the ordinary course of business or other business combination involving the issuer(s) of the Pledged Securities or the dissolution of the issuer(s) of the Pledged Securities without the prior written consent of the Bank Group, which will not be unreasonably withheld or delayed.

         Following an Event of Default, the Bank Group will have the exclusive right to vote and to receive, demand, sue for and use all distributions, proceeds, or other payments on account of the Pledged Securities. In the event any Contran Company receives any distribution or payment after an Event of Default, such person will hold such distribution or payment as the agent for the Bank Group in the form received and will comply with the orders of the Agent with respect thereto.

5. Custodial Matters. The Agent's only duty hereunder is to use reasonable care in the custody and preservation of the certificates.

6.       Default.   The  Contran  Companies  will  be  in  default  under  this
         Securities Pledge Agreement if:

         a)       An Event of Default occurs under the Loan Agreement;

         b) Any representation or warranty made in this Securities Pledge Agreement is false or misleading in any material respect; or

         c) The Contran Companies breach any promise or agreement made in this Securities Pledge Agreement.

7. Remedies. TIME IS OF THE ESSENCE. Upon Default, the Agent will have right to dispose of the Pledged Securities in one or more transactions in accordance with applicable federal and state securities laws and the Uniform Commercial Code. These rights are cumulative with the rights of the Bank Group at law and under the other agreements that the Bank Group has with the Contran Companies.

         In the event the Agent is unable to dispose of the Pledged Securities by public sale because of limitations imposed by federal or state securities laws (or is unwilling to invest the time and money necessary to register the Pledged Securities or obtain an exemption from registration requirements), and the Agent desires to dispose of the Pledged Securities by private sale(s), then the Agent will give the Contran Companies and the issuers of the Pledged Securities at least 10 days' prior written notice of the Agent's intention to conduct a private sale and may at any time thereafter conduct a private sale or sales of all or portions of the Pledged Securities without further notice to the Contran Companies.

8.       Costs and Expenses.

         a) Each Contran Company promises and agrees to reimburse the Agent for all advances made by the Agent to protect and preserve the Pledged Securities and for all reasonable costs and expenses incurred by the Agent (including attorney and brokerage fees) in exercising its rights and remedies against the Pledged Securities, and to pay interest on such amounts at the Default Rate from the date reimbursement is demanded until the amount is paid in immediately available funds.

         b) The prevailing party in the trial or appeal of any civil action or insolvency proceeding to collect on or construe this Securities Pledge Agreement will be entitled to the award of a reasonable attorney fee in addition to its costs and disbursements. If the Agent uses an attorney to assist in enforcement of this Securities Pledge Agreement, the Contran Companies will reimburse the Agent on demand for that expense even if no action or proceeding is commenced.

9. Jurisdiction. The Contran Companies irrevocably submit to the jurisdiction of any state or federal court sitting in Portland, Oregon, in any action or proceeding relating to this Securities Pledge Agreement and waive any and all claims that such forum is inconvenient or that there is a more convenient forum located elsewhere.

10. Waiver of Jury Trial. On advice of counsel and in lieu of an arbitration clause normally required by the Agent, each Contran Company hereby waives trial by jury in any controversy (claim, defense, offset, counterclaim, or third-party claim whether asserted in tort or contract) arising out of or in any way related to construction, performance, and/or enforcement of this Securities Pledge Agreement.

11.      Miscellaneous.

         a) This Securities Pledge Agreement will bind the successors and assigns of the Contran Companies and will inure to the benefit of the participants, successors, and assigns of the Agent, each member of the Bank Group and the Bank Group as a whole.

         b) The substantive (but not conflicts) law of the state of Oregon will govern construction and enforcement of this Securities Pledge Agreement.

         c) No provision of this Securities Pledge Agreement can or will be waived or modified by conduct or oral agreement either before or after this Securities Pledge Agreement is executed.

U.S. BANK NATIONAL ASSOCIATION                        CONTRAN CORPORATION
for itself and as the Agent for
the Bank Group

By:  /s/ Janice T. Thede                              By: /s/ Bobby D. O'Brien
     ------------------                                   ----------------------
     Janice T. Thede                                      Bobby D. O'Brien
     Vice President                                       Vice President



                                                       NATIONAL CITY LINES, INC.


                                                      By: /s/ Bobby D. O'Brien
                                                          ----------------------
                                                          Bobby D. O'Brien
                                                          Vice President